Exhibit 99.1

Sapient Reports First Quarter 2008 Results

Q1 Service Revenues Up 27% Year-Over-Year

Q1 GAAP Operating Profit Increases $5.9M Year-Over-Year

CAMBRIDGE, Mass.--(BUSINESS WIRE)--Sapient (NASDAQ: SAPE) today reported the following financial results for the first quarter ended March 31, 2008:

  Service revenues were $154.2 million, an increase of 27% from $121.3 million in the first quarter of 2007.
  GAAP income from operations was $5.8 million, or 4% of service revenues, an increase of $5.9 million from a GAAP loss from operations of $0.1 million in the first quarter of 2007.
  Non-GAAP income from operations (excluding stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, and expense relating to the stock-based compensation review and restatement) was $11.4 million, or 7.4% of service revenues. This compares to non-GAAP income from operations of $7.7 million, or 6.4% of service revenues, in the first quarter of 2007.
  GAAP diluted income per share was $0.06, compared to $0.01 in the first quarter of 2007.
  Non-GAAP diluted income per share was $0.10, compared to $0.07 in the first quarter of 2007.

“We are pleased with our first quarter results and we remain on track with our growth plan,” said Sapient President and Chief Executive Officer Alan J. Herrick. “We see continued market demand for our unique blend of consulting and interactive marketing services despite the challenging economic environment. Our performance in Q1 is a solid start to the fiscal year and provides the foundation for continued growth in 2008.”

The Company used cash from operations of $6.8 million in the first quarter of 2008, compared to an $18.0 million use of cash in the first quarter of 2007. Days sales outstanding was 63 days for the first quarter of 2008, up from 57 days in the fourth quarter of 2007 and down from 79 days in the first quarter of 2007. During the first quarter of 2008, the Company repurchased 304,000 shares of its common stock for $2 million.

Outlook

Sapient management provided the following guidance:

For the second quarter ending June 30, 2008:

  Service revenues are expected to be $158 million or higher
  Non-GAAP operating margin is expected to be 8% or higher

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 5:00 p.m. (ET) today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.: (888) 680-0878

International: (617) 213-4855

Passcode: 86645593

Please use the following link to pre-register for the conference call as well as to access the live webcast of this event: www.theconferencingservice.com/prereg/key.process?key=PC9HG8ER6

In addition, a re-broadcast of the conference call will be available from May 8th at 7:00 p.m. (ET) through May 22nd at 11:59 p.m. (ET). The replay information is as follows:

U.S.: (888) 286-8010

International: (617) 801-6888

Passcode: 59297682

The archived webcast of this event may be accessed at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65979 &eventID=1808172 (Due to the length of this URL, it may be necessary to copy and paste it into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

This link will also be posted at http://www.sapient.com/about+us/Investors.htm.

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the Company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the Company’s business and evaluating its performance. The Company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets and expense relating to the stock-based compensation review and restatement. However, because the Company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures may not necessarily be comparable to GAAP or similarly described non-GAAP measures reported by other companies within the Company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather should be considered together with its’ consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements - in particular, the financial guidance for future periods - that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including without limitation: the continued acceptance of the Company’s services; the Company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, and continue to attract and retain high-quality employees, and other risk factors set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient, a global services firm, operates two groups—Sapient Interactive and Sapient Consulting—that help clients compete, evolve and grow in an increasingly complex marketplace. Sapient Interactive provides brand and marketing strategy, award-winning creative work, web design and development and emerging media expertise. Sapient Consulting provides business and IT strategy, process and systems design, package implementation and custom development, as well as outsourcing services such as testing, maintenance and support.

Sapient’s passion for client success—evidenced by its ability to foster collaboration, drive innovation and solve challenging problems—is the subject of case studies on leadership and organizational behavior used by MBA students at both Harvard and Yale. Leading clients, including BP, Essent Energie, Harrah's Entertainment, Hilton International, Janus, Sony Electronics and Verizon, rely on the company’s unique approach to drive growth and market momentum. Headquartered in Cambridge, Massachusetts, Sapient operates across North America, Europe and India. For more information, please visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended March 31,
	2008	2007

	(in thousands, except per share amounts)
Revenues:
Service revenues	$154,231	$121,295
Reimbursable expenses	6,303	4,494
Total gross revenues	160,534	125,789
Operating expenses:
Project personnel expenses	106,907	83,830
Reimbursable expenses	6,303	4,494
Total project personnel expenses and reimbursable expenses	113,210	88,324
Selling and marketing expenses	10,853	7,608
General and administrative expenses	30,041	29,504
Restructuring and other related charges	143	(112)
Amortization of purchased intangible assets	487	542
Total operating expenses	154,734	125,866

Income (loss) from operations	5,800	(77)

Interest and other income, net	2,770	1,303

Income before income taxes	8,570	1,226

Provision for income taxes	1,454	451

Net income	$7,116	$775

Basic net income per share	$0.06	$0.01
Diluted net income per share	$0.06	$0.01

Weighted average common shares	126,031	123,301
Weighted average dilutive common share equivalents	2,925	3,593
Weighted average common shares and dilutive common share equivalents	128,956	126,894

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	March 31, 2008	December 31, 2007
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$133,318	$118,697
Marketable securities, current portion	8,362	57,667
Restricted cash, current portion	450	458
Accounts receivable, less allowance for doubtful accounts	85,798	82,413
Unbilled revenues	37,811	33,403
Prepaid expenses and other current assets	18,943	22,720
Total current assets	284,682	315,358

Marketable securities, net of current portion	21,317	-
Restricted cash, net of current portion	1,388	1,294
Property and equipment, net	35,345	34,914
Purchased intangible assets, net	5,025	5,512
Goodwill	40,544	40,544
Other assets	10,841	9,982

Total assets	$399,142	$407,604

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,609	$7,264
Accrued compensation	40,304	54,203
Accrued restructuring costs, current portion	3,564	3,584
Deferred revenues, current portion	9,787	13,701
Other current liabilities	46,671	47,405
Total current liabilities	110,935	126,157
Accrued restructuring costs, net of current portion	6,932	7,689
Deferred revenues, net of current portion	506	577
Other long-term liabilities	12,484	12,332
Total liabilities	130,857	146,755

Redeemable common stock	290	290

Stockholders' equity	267,995	260,559

Total liabilities, redeemable common stock and stockholders’ equity	$399,142	$407,604

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended March 31,
	2008	2007

	(in thousands)

Cash flows from operating activities:
Net income	$7,116	$775
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss recognized on disposition of fixed assets	30	8
Unrealized loss on financial instruments	59	-
Depreciation and amortization expense	4,998	3,449
Deferred income taxes	(464)	216
(Recovery of) provision for allowance for doubtful accounts, net	(293)	156
Stock-based compensation expense (non-cash portion)	4,485	4,167
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	(2,785)	(14,166)
Unbilled revenues	(4,318)	1,167
Prepaid expenses and other current assets	3,314	(2,676)
Other assets	(53)	767
Accounts payable	3,082	(1,300)
Accrued compensation	(15,548)	(5,439)
Accrued restructuring costs	(702)	(1,172)
Deferred revenues	(3,873)	(4,155)
Other accrued liabilities	(1,768)	(2,552)
Other long-term liabilities	(100)	2,791

Net cash used in operating activities	(6,820)	(17,964)
Cash flows from investing activities:
Cash paid for acquisition, including transaction costs, net of cash received	(225)	-
Cash received for sale of discontinued operations, net, and payment to minority stockholders
	720	436
Purchases of property and equipment and cost of internally developed software	(4,071)	(1,725)
Sales and maturities of marketable securities	35,250	33,000
Purchases of marketable securities	(8,339)	(36,345)
Change in restricted cash	(4)	220

Net cash provided by (used in) investing activities	23,331	(4,414)
Cash flows from financing activities:
Principal payments under capital lease obligation	(19)	(37)
Proceeds from stock option and purchase plans	947	-
Repurchases of common stock	(1,997)	-

Net cash used in financing activities	(1,069)	(37)
Effect of exchange rate changes on cash and cash equivalents	(821)	451

Increase (decrease) in cash and cash equivalents	14,621	(21,964)
Cash and cash equivalents, at beginning of period	118,697	75,022
Cash and cash equivalents, at end of period	$133,318	$53,058

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2008	2007

	(in thousands, except per share amounts)

Service revenues	$154,231	$121,295

GAAP income (loss) from operations	$5,800	$(77)
Stock-based compensation review and restatement expenses	449	3,195
Stock-based compensation expense	4,523	4,167
Restructuring and other related charges	143	(112)
Amortization of purchased intangible assets	487	542
Non-GAAP income from operations	$11,402	$7,715

GAAP operating margin	4%	0%
Effect of adjustments detailed above	3%	6%
Non-GAAP operating margin	7%	6%

GAAP net income	$7,116	$775
Stock-based compensation review and restatement expenses	449	3,241
Stock-based compensation expense	4,523	4,167
Restructuring and other related charges	143	(112)
Amortization of purchased intangible assets	487	542
Non-GAAP net income	$12,718	$8,613

GAAP basic income per share	$0.06	$0.01
Effect of adjustments detailed above	0.04	0.06
Non-GAAP basic income per share	$0.10	$0.07

GAAP weighted average common shares	126,031	123,301
Non-GAAP weighted average common shares	126,031	123,301

GAAP diluted income per share	$0.06	$0.01
Effect of adjustments noted above and change in dilution noted below	0.04	0.06
Non-GAAP diluted income per share	$0.10	$0.07

GAAP weighted average common shares and dilutive common share equivalents	128,956	126,894
Non-GAAP weighted average common shares and dilutive common share equivalents	128,956	126,894

CONTACT:
Investor Relations Contact:
Sapient
Joseph S. Tibbetts, Jr., +1-617-761-1710
jtibbetts@sapient.com
or
Media Contact:
Sapient
Gail Scibelli, +1-305-581-0095
gscibelli@sapient.com
or
Media Contact:
fama PR
Ed Harrison, +1-617-758-4144
sapient@famapr.com